                                                                     EXHIBIT 1.2


                                8,050,000 Shares

                             FLAGSTAR BANCORP, INC.

                                  Common Stock

                                   Form of

                   Custody Agreement for Selling Stockholder
                   -----------------------------------------


_________ __, 1997

[Name and Address of Custodian]

Dear Sirs:

     There are delivered herewith to you as custodian (i) certificates (the "Certificates") representing ______ shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Flagstar Bancorp, Inc., a Michigan corporation (the "Company"), which the undersigned wishes to sell (the "Offered Stock"), as set forth in the fourth paragraph of this Custody Agreement, and (ii) stock powers (the "Stock Powers") duly executed in blank by the undersigned with respect to the Offered Stock with signatures guaranteed by a national bank or a member firm of the New York Stock Exchange, Inc. The Certificates are to be held by you as custodian for the account of the undersigned and are to be disposed of by you in accordance with this Custody Agreement.

     Prior to the execution and delivery of this Custody Agreement, the undersigned has executed a Power of Attorney (the "Power of Attorney") authorizing the attorneys-in-fact or any of them (the "Attorneys-in-Fact") to act on [his/her] behalf in connection with the sale of up to the number of shares of Common Stock indicated below to be sold by the undersigned and for that purpose to, inter alia, (i) execute and deliver this Custody Agreement and
(ii) enter into an Underwriting Agreement (the "Underwriting Agreement") among the Company, Flagstar Bank, FSB, certain stockholders of the Company (including the undersigned, the "Selling Stockholders"), and Lehman Brothers Inc., PaineWebber Incorporated and Roney & Co. (collectively, the "Representatives"), as representatives of the Underwriters, relating to a proposed public offering of up to 8,050,000 shares of Common Stock. Unless otherwise defined herein, terms defined in the Power of Attorney are used herein as defined therein.

  The following Certificates for Common Stock are enclosed herewith:

                                         Number of shares
                                         of Common Stock
                      Serial Number       represented by
                      of Certificate     each Certificate



                     ----------------   -----------------

                     ----------------   -----------------

                     ----------------   -----------------

                     ----------------   -----------------

                     ----------------   -----------------

                     ----------------   -----------------
                     Total...........
                                        =================


  You are authorized and directed to hold the Certificates and the Stock Powers in your custody, and (i) to cause the number of shares of [Stockholder Name] Stock which are to be sold by the undersigned pursuant to the Underwriting Agreement to be transferred on the books of the Company into such names as the Attorneys-in-Fact shall have instructed you, (ii) to cause to be issued, against surrender of the certificates representing such shares of [Stockholder Name] Stock, new certificates for such shares of Common Stock registered in such names and in such denominations as the Attorneys-in-Fact shall have instructed you,
(iii) to purchase all stock transfer tax stamps necessary, if any, in connection with the transfer of such shares and upon the instructions of the Attorneys-in-Fact, and (iv) to deliver such new certificates to the Representatives for the accounts of the several Underwriters, as the case may be, pursuant to the Underwriting Agreement, against payment to the Company therefor, on behalf of the undersigned, in accordance with the Underwriting Agreement. The Attorneys-in-Fact will notify you, at least two full business days prior to each Delivery Date (as defined in the Underwriting Agreement), of the names and denominations in which the new certificates are to be issued pursuant to this paragraph.

  On or after each Delivery Date, the Custodian shall, as instructed by the Attorneys-in-Fact, return to the undersigned certificates representing the number of shares of Common Stock, if any, deposited herewith, which are in excess of the number of shares sold by the undersigned pursuant to the Underwriting Agreement, as instructed by the Attorneys-in-Fact. Any new certificates representing such excess number of shares of Common Stock shall bear such restrictive legends, if any, that were borne by the Certificates representing the Common Stock delivered herewith.

  The authority granted and conferred hereby is subject to and in consideration of the interests of the Company, the Underwriters and the other Selling Stockholders. Accordingly, the Certificates deposited herewith and this Custody Agreement and your authority hereunder are subject to said interests, and this Custody Agreement and your authority hereunder are irrevocable by the undersigned and shall not be terminated or affected by any act of the signatory or, to the extent permitted by applicable law, whether by the subsequent death, incapacity, disability or incompetence, liquidation or dissolution of the Selling Stockholder, or by the occurrence of any other event or events, and, if after the execution hereof any such event or events shall occur before the completion of the transactions contemplated by the Underwriting Agreement and this Custody Agreement, you are nevertheless authorized and directed to deal with the Certificates deposited hereunder in accordance with the terms and conditions hereof, as if such event or events had not occurred, regardless of whether or not you shall have received notice thereof.

  Notwithstanding the foregoing, if the First Delivery Date under the Underwriting Agreement shall not have occurred prior to _______ __, 1997 or if the Underwriting Agreement is earlier terminated pursuant to its terms, then, from and after such date, the undersigned shall have the power to terminate this Custody Agreement by giving written notice to the Custodian that this Custody Agreement has been terminated, subject, however, to all lawful action taken by the Custodian pursuant to this Custody Agreement prior to the actual receipt of such notice.

  Until payment of the purchase price for the shares of Common Stock to be sold by the undersigned pursuant to the Underwriting Agreement has been made in the amount and form provided herein and in the Underwriting Agreement, the undersigned shall remain the owner of the shares of Common Stock represented by the Certificates deposited herewith and shall have the right to vote such shares and to receive all dividends and distributions thereon (if any).

  You shall be entitled to act and rely upon any statement, request, notice or instructions respecting this Custody Agreement given to you by the Attorneys-in-Fact.

  It is understood that you assume no responsibility or liability to any person or undertake to take any action other than as set forth herein, and the undersigned agrees to indemnify you and to hold you harmless with respect to anything done by you in good faith in accordance with the foregoing instructions and agrees that you may consult with counsel of your own choice (who may be counsel for the Company) and that you shall have full and complete authorization and protection for any action taken or suffered by you hereunder in good faith and in accordance with the opinion of such counsel.

  The undersigned represents, warrants and agrees that he has full right, power and authority to execute and deliver this Custody Agreement, the Power of Attorney and the Underwriting Agreement, and to sell the Offered Stock pursuant to this Custody Agreement and the Underwriting Agreement, and upon payment for and delivery of the Offered Stock in the manner provided in the Underwriting Agreement, the Underwriters will acquire all rights of the undersigned in the Offered Stock and also will acquire their interest in the Offered Stock free of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York), assuming that the Underwriters purchase the Offered Stock in good faith and without notice of any adverse claim.

  This Custody Agreement is for the benefit of, and may be relied upon by, the undersigned, the Company and its counsel, the Representatives and the Underwriters and their agents and counsel, and the Custodian. This Custody Agreement is binding upon the undersigned, the Custodian and the Company and their respective successors and assigns. Nothing in this Custody Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding two sentences any legal or equitable rights, remedies or claims under or in respect of this Custody Agreement or any provision contained herein.

  THIS CUSTODY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

  The undersigned will provide you with such evidence of the undersigned's authority as you may reasonably request.

  Please acknowledge your acceptance of this Custody Agreement as custodian and receipt of the Certificates and the Stock Powers deposited herewith by executing and returning to the undersigned the enclosed copy of this Custody Agreement with the attached Acknowledgment and Receipt completed and executed at the following address:

          ________________________________________________
          ________________________________________________
          ________________________________________________
          Attn: ___________________________________________



Dated:  ___________ __, 1997


                                    Very truly yours,


                                    ____________________________________
                                    [Name of Selling Stockholder]

                          ACKNOWLEDGEMENT AND RECEIPT

  [Name], [title] of [name of Custodian], as custodian, acknowledges acceptance of the duties of custodian under the foregoing Custody Agreement and receipt of the Certificates and the Stock Powers referred to therein.


Dated:  ________ __, 1997


                                    ____________________________________
                                    [Name of Custodian],
                                     as Custodian

                          ACKNOWLEDGEMENT AND RECEIPT



  Flagstar Bancorp, Inc. acknowledges acceptance of the duties conferred upon it in the foregoing Custody Agreement. [NECESSARY IN THE ABSENCE OF PRE-OFFERING STOCK OPTIONS?]



Dated:  _________ __, 1997



                                    FLAGSTAR BANCORP, INC.



                                    By_________________________________
                                     Title:

                                  DEFINITIONS


  The term "associate," as used throughout the Power of Attorney, means (a) any corporation or organization (other than the Company or any of its subsidiaries) of which you are an officer, director or partner or of which you are, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar capacity, (c) your spouse, (d) any relative of your spouse or any relative of yours who has the same home as you or who is a director or officer or key executive of the Company or any of its subsidiaries, or (e) any partner, syndicate member or person with whom you have agreed to act in concert with respect to the acquisition, holding, voting or disposition of shares of the Company's securities.

  The term "material," when used in the Power of Attorney to qualify a requirement for the furnishing of information as to any subject, limits the information required to those matters as to which there is a substantial likelihood that a reasonable investor would attach importance in determining whether to purchase the Common Stock of the Company.

  The term "material relationship" has not been defined by the Securities and Exchange Commission. However, the Commission has indicated that it will probably construe as a "material relationship" any relationship which tends to prevent arms-length bargaining in dealings with a company, whether arising from a close business connection or family relationship, a relationship of control or otherwise. It seems prudent, therefore to consider that you would have such a relationship, for example, with any organization of which you are an officer, director, trustee or partner or in which you own, directly or indirectly, 10% or more of the outstanding voting stock, or in which you have some other substantial interest, and with any person or organization with whom you have, or with whom any relative or spouse (or any other person or organization as to which you have any of the foregoing other relationships) has, a contractual relationship.

  The term "beneficially," when used in connection with the ownership of securities, means (a) any interest in a security which entitles you to any of the rights or benefits of ownership even though you may not be the owner of record or (b) securities owned by you directly or indirectly, including those held by you for your own benefit (regardless of how registered) and securities held by others for your benefit (regardless of how registered), such as by custodians, brokers, nominees, pledges, etc., and including securities held by an estate or trust in which you have an interest as legatee or beneficiary, securities owned by a partnership of which you are a partner, securities held by a personal holding company of which you are a stockholder, etc., and securities held in the name of your spouse, minor children and any relative (sharing the same home). A "beneficial owner" of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

          (1) Voting power which includes the power to vote, or to direct the voting of, such security; and/or

          (2) Investment power which includes the power to dispose, or to direct the disposition of such security.

A person is also deemed to be the beneficial owner of a security, if that person has the right to acquire beneficial ownership of such security, as defined in the preceding sentence at any time within sixty days, including but not limited to, any right to acquire:

          (i)    through the exercise of any option, warrant or right; or

         (ii)    through the conversion of a security; or

        (iii) pursuant to the power to revoke a trust, discretionary account, or similar arrangement.